Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

VERSANT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

California	94-3079392
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Versant Corporation

6539 Dumbarton Circle

Fremont, California 94555

(Address of Principal Executive Offices, including Zip Code)

Versant Corporation 2005 Equity Incentive Plan

Versant Corporation 2005 Employee Stock Purchase Plan

(Full Title of the Plans)

Jochen Witte

President and Chief Executive Officer

VERSANT CORPORATION

6539 Dumbarton Circle

Fremont, California 94555

(510) 789-1500

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Kenneth A. Linhares, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, no par value
To be issued under the 2005 Equity Incentive Plan	200,000	$19.090	(2)	$3,818,000.00	(2)	$117.21
To be issued under the 2005 Employee Stock Purchase Plan	50,000	$16.267	(3)	$811,325.00	(3)	$24.91
Total	250,000	N/A		$4,629,325.00		$142.12

(1)   This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2005 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)   Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of the Registrant’s Common Stock as reported by the Nasdaq Capital Market on May 23, 2007.

(3)   Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act, based on the average of the high and low prices of the Registrant’s Common Stock as reported by the Nasdaq Capital Market on May 23, 2007 multiplied by 85%, which is the percentage of the market price per share at which purchases of shares are made under Registrant’s 2005 Employee Stock Purchase Plan.

VERSANT CORPORATION

REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 to register 200,000 additional shares reserved for issuance under its 2005 Equity Incentive Plan and 50,000 additional shares reserved for issuance under its 2005 Employee Stock Purchase Plan.  Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 (File No. 333-130601) filed with the Securities and Exchange Commision on December 22, 2005.

Item 8.  Exhibits.

Exhibit No.		Description

4.01	*	Amended and Restated Bylaws of Versant Corporation.

5.01		Opinion of Fenwick & West LLP.

23.01		Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02		Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

24.01		Power of Attorney (see signature page to this Registration Statement).

99.01	**	Registrant’s 2005 Equity Incentive Plan, as amended through April 12, 2007.

99.02	***	Registrant’s 2005 Employee Stock Purchase Plan, as amended through December 21, 2006.

*	Incorporated herein by reference to Registrant’s Form 8-K filed on March 3, 2007.
**	Incorporated herein by reference to Registrant’s Form 8-K filed on April 16, 2007.
***	Incorporated herein by reference to Registrant’s Form 8-K filed on April 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on May 25, 2007.

VERSANT CORPORATION

By:	/s/ Jochen Witte
Jochen Witte
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jochen Witte and Jerry Wong, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

	President, Chief Executive Officer and	May 25, 2007
/s/ Jochen Witte	Director
Jochen Witte

Principal Financial Officer and Principal Accounting Officer:
	Vice President, Finance, Chief Financial	May 25, 2007
/s/ Jerry Wong	Officer and Secretary
Jerry Wong

Additional Directors:

/s/ Uday Bellary	Director
Uday Bellary

/s/ William Henry Delevati	Chairman of the Board and Director	May 25, 2007
William Henry Delevati

/s/ Herbert May	Director	May 25, 2007
Herbert May

/s/ Bernard Woebker	Director	May 25, 2007
Bernhard Woebker

EXHIBIT INDEX

Exhibit No.		Description

4.01	*	Amended and Restated Bylaws of Versant Corporation.

5.01		Opinion of Fenwick & West LLP.

23.01		Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02		Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

24.01		Power of Attorney (see signature page to this Registration Statement).

99.01	**	Registrant’s 2005 Equity Incentive Plan, as amended through April 12, 2007.

99.02	***	Registrant’s 2005 Employee Stock Purchase Plan, as amended through December 21, 2006.

*	Incorporated herein by reference to Registrant’s Form 8-K filed on March 3, 2007.
**	Incorporated herein by reference to Registrant’s Form 8-K filed on April 16, 2007.
***	Incorporated herein by reference to Registrant’s Form 8-K filed on April 26, 2007.